                                                                 Exhibit (99)-1





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549




                            ------------------------

           Financial statements and schedules furnished in lieu of the


                                   FORM 11-K


                                  Annual Report


                       Pursuant to Rule 15d-21 under the
                        Securities Exchange Act of 1934

                            ------------------------


For the fiscal year ended December 31, 1994


     A. Full title of the Plan and the address of the Plan, if different from that of the issuer named below:


                        WISCONSIN ELECTRIC POWER COMPANY
                        MANAGEMENT EMPLOYEE SAVINGS PLAN


     B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:



                          WISCONSIN ENERGY CORPORATION
                            231 West Michigan Street
                                  P.O. Box 2949
                           Milwaukee, Wisconsin  53201

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrator has duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                                            WISCONSIN ELECTRIC POWER COMPANY
                                            MANAGEMENT EMPLOYEE SAVINGS PLAN
                                            --------------------------------
                                                      Name of Plan






           June 23, 1995                    By   /s/ J. H. Goetsch
                                            --------------------------------
                                              J. H. Goetsch, Administrator

                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------



To the Participants and
 Plan Administrator of the
 Wisconsin Electric Power Company
 Management Employee Savings Plan


In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Wisconsin Electric Power Company Management Employee Savings Plan (the "Plan") at December 31, 1994 and 1993, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's administrator; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the plan administrator, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in
Schedule I and Schedule II is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ Price Waterhouse LLP
- ------------------------
PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
June 23, 1995



                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                                             STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                            December 31, 1994
                                                              (Page 1 of 2)
                              --------------------------------------------------------------------------------
                                                                                      Fidelity
                                                 WEC         Fidelity     Fidelity    U.S. Equity
                              Blended Rate      Common        Equity       Growth       Index       Fidelity
                                 Income         Stock         Income       Company    Commingled    Balanced
                                  Fund           Fund          Fund         Fund         Pool         Fund
                              ------------   -----------   -----------   ----------   -----------   ----------
Investments, at market
 (Note 1):
  Group annuity contracts      $30,423,831
  Mutual and pooled funds                    $44,450,365   $14,297,291   $8,733,480   $6,677,743    $2,852,760

Receivables:
  Loans receivable from
   MESP participants

Cash                               579,745       427,596
                               -----------   -----------   -----------   ----------   ----------    ----------
      Net assets available
        for benefits           $31,003,576   $44,877,961   $14,297,291   $8,733,480   $6,677,743    $2,852,760
                               ===========   ===========   ===========   ==========   ==========    ==========





                               The accompanying notes are an integral part of the financial statements.










































                                              - 4 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                                             STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                                               (Continued)

                                                    December 31, 1994
                                                      (Page 2 of 2)
                              -----------------------------------------------------------------
                                Fidelity
                               Retirement
                               Government    Fidelity
                                 Money       U.S. Bond   Fidelity     Fidelity
                                 Market       Index      Overseas       Loan
                                Portfolio    Portfolio     Fund         Fund         Total
                              -------------  ---------  ----------  ------------    -----------
Investments, at market
 (Note 1):
  Group annuity contracts                                                          $ 30,423,831
  Mutual and pooled funds       $ 1,150,988   $903,584  $3,183,746                   82,249,957

Receivables:
  Loans receivable from
   MESP participants                                                  $2,322,706      2,322,706

Cash                                                                                  1,007,341
                                -----------  ---------  ----------  ------------   ------------
      Net assets available
        for benefits             $1,150,988   $903,584  $3,183,746    $2,322,706   $116,003,835
                                ===========  =========  ==========  ============   ============





                           The accompanying notes are an integral part of the financial statements.








































                                              - 5 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                                             STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                            December 31, 1993
                                                              (Page 1 of 2)
                              --------------------------------------------------------------------------------
                                                                                      Fidelity
                                                 WEC         Fidelity     Fidelity    U.S. Equity
                              Blended Rate      Common        Equity       Growth       Index       Fidelity
                                 Income         Stock         Income       Company    Commingled    Balanced
                                  Fund           Fund          Fund         Fund         Pool         Fund
                              ------------   -----------   -----------   ----------   -----------   ----------
Investments, at market
 (Note 1):
  Group annuity contracts      $23,278,396
  Mutual and pooled funds                    $11,210,627   $12,532,069   $7,648,712   $6,653,930    $2,304,836

Receivables:
  Loans receivable from
   MESP participants

Cash                             3,924,933       180,285
                               -----------   -----------   -----------   ----------   ----------    ----------
      Net assets available
        for benefits           $27,203,329   $11,390,912   $12,532,069   $7,648,712   $6,653,930    $2,304,836
                               ===========   ===========   ===========   ==========   ==========    ==========





                               The accompanying notes are an integral part of the financial statements.










































                                              - 6 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                                             STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                                               (Continued)

                                                    December 31, 1993
                                                      (Page 2 of 2)
                              ---------------------------------------------------------------
                                Fidelity
                               Retirement
                               Government    Fidelity
                                 Money       U.S. Bond   Fidelity     Fidelity
                                 Market       Index      Overseas       Loan
                                Portfolio    Portfolio     Fund         Fund         Total
                              -------------  ---------  ----------  ------------  -----------
Investments, at market
 (Note 1):
  Group annuity contracts                                                         $23,278,396
  Mutual and pooled funds          $956,575   $979,994  $1,608,917                 43,895,660

Receivables:
  Loans receivable from
   MESP participants                                                  $2,431,122    2,431,122

Cash                                                                                4,105,218
                                -----------  ---------  ----------  ------------  -----------
      Net assets available
        for benefits               $956,575   $979,994  $1,608,917    $2,431,122  $73,710,396
                                ===========  =========  ==========  ============  ===========





                           The accompanying notes are an integral part of the financial statements.








































                                              - 7 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                                        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                       For the Year Ended December 31, 1994
                                                                   (Page 1 of 2)
                               --------------------------------------------------------------------------------------------
                                                                                                   Fidelity
                                                   WEC            Fidelity         Fidelity       U.S. Equity
                               Blended Rate       Common           Equity           Growth          Index         Fidelity
                                  Income          Stock            Income           Company       Commingled      Balanced
                                   Fund            Fund             Fund             Fund            Pool           Fund
                               ------------    ------------     -------------     ----------     ------------    ----------
Sources of net assets:
Investment income:
  Interest and dividends         $1,967,034        $435,136       $1,318,986        $339,386                       $ 84,367
  Net realized gain (loss)
   on dispositions                                 (205,032)         (40,762)        (38,580)        $  6,213       (24,677)
  Unrealized appreciation
   (depreciation)                                   236,813       (1,236,757)       (473,836)          95,091      (205,535)
Contributions:
  Employee                        1,590,801       1,033,342        1,206,768       1,138,713          599,418       383,895
  Employer matching                               2,143,773
Plan transfers in                   189,840      33,088,127          217,743         179,146           75,517        99,732

Loans repaid (principal
   and interest)                    434,422         235,161          251,361         178,639          138,679        41,462
                                -----------     -----------     ------------      ----------       ----------    ----------
                                  4,182,097      36,967,320        1,717,339       1,323,468          914,918       379,244
                                -----------     -----------     ------------      ----------       ----------    ----------

Application of net assets:
  Participant withdrawals          (824,222)       (588,786)        (486,956)       (286,154)        (295,503)     (110,138)
  Loans issued                     (398,344)       (209,342)        (225,038)       (137,153)        (103,788)      (32,341)
                                -----------     -----------     ------------      ----------       ----------    ----------
                                 (1,222,566)       (798,128)        (711,994)       (423,307)        (399,291)     (142,479)
                                -----------     -----------     ------------      ----------       ----------    ----------

Participant reallocations           840,716      (2,682,143)         759,877         184,607         (491,814)      311,159
                                -----------     -----------     ------------      ----------       ----------    ----------

Increase (decrease) in net
  assets during the year          3,800,247      33,487,049        1,765,222       1,084,768           23,813       547,924

Net assets available for
  benefits, beginning
  of the year                    27,203,329      11,390,912       12,532,069       7,648,712        6,653,930     2,304,836
                                -----------     -----------     ------------      ----------       ----------    ----------
Net assets available for
  benefits, end of the year     $31,003,576     $44,877,961      $14,297,291      $8,733,480       $6,677,743    $2,852,760
                                ===========     ===========     ============      ==========       ==========    ==========





                                The accompanying notes are an integral part of the financial statements.


















                                              - 8 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                                        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                                               (Continued)

                                                    For the Year Ended December 31, 1994
                                                                (Page 2 of 2)
                               --------------------------------------------------------------------------
                               Fidelity
                              Retirement
                              Government       Fidelity
                                Money          U.S. Bond      Fidelity       Fidelity
                                Market           Index        Overseas         Loan
                               Portfolio       Portfolio        Fund           Fund           Total
                               ----------     -----------     ---------     ----------     ------------
Sources of net assets:
Investment income:
  Interest and dividends         $ 41,508        $ 69,311     $  52,975     $  150,824       $4,459,527
  Net realized gain (loss)
   on dispositions                                (23,200)       29,820                        (296,218)
  Unrealized appreciation
   (depreciation)                                 (72,286)     (100,054)                     (1,756,564)
Contributions:
  Employee                         99,916         152,027       390,178                       6,595,058
  Employer matching                                                                           2,143,773
Plan transfers in                  31,921          64,524       111,010         18,000       34,075,560
Loans repaid (principal
   and interest)                   19,876          13,133        64,639     (1,377,372)               0
                               ----------     -----------    ----------     ----------     ------------
                                  193,221         203,509       548,568     (1,208,548)      45,221,136
                               ----------     -----------    ----------     ----------     ------------

Application of net assets:
  Participant withdrawals         (53,293)        (80,075)      (91,238)      (111,332)      (2,927,697)
  Loans issued                    (12,865)        (19,694)      (72,899)     1,211,464                0
                               ----------     -----------    ----------     ----------     ------------

                                  (66,158)        (99,769)     (164,137)     1,100,132       (2,927,697)
                               ----------     -----------    ----------     ----------     ------------

Participant reallocations          67,350        (180,150)    1,190,398                               0
                               ----------     -----------    ----------     ----------     ------------

Increase (decrease) in net
  assets during the year          194,413         (76,410)    1,574,829       (108,416)      42,293,439

Net assets available for
  benefits, beginning
  of the year                     956,575         979,994     1,608,917      2,431,122       73,710,396
                               ----------     -----------    ----------     ----------     ------------
Net assets available for
  benefits, end of the year    $1,150,988        $903,584    $3,183,746     $2,322,706     $116,003,835
                              ===========     ===========    ==========     ==========     ============





                              The accompanying notes are an integral part of the financial statements.













                                              - 9 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                                        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                       For the Year Ended December 31, 1993
                                                                   (Page 1 of 2)
                               --------------------------------------------------------------------------------------------
                                                                                                   Fidelity
                                                   WEC            Fidelity         Fidelity       U.S. Equity
                               Blended Rate       Common           Equity           Growth          Index         Fidelity
                                  Income          Stock            Income           Company       Commingled      Balanced
                                   Fund            Fund             Fund             Fund            Pool           Fund
                               ------------    ------------     -------------     ----------     ------------    ----------
Sources of net assets:
Investment income:
  Interest and dividends         $1,914,011        $481,926         $430,928        $680,464                       $153,192
  Net realized gain (loss)
   on dispositions                                  163,425          123,789          47,753          $63,142         2,954
  Unrealized appreciation
   (depreciation)                                   194,005        1,436,466          28,609          551,331           529
Contributions:
  Employee                        2,181,857       1,346,964        1,232,340         954,788          766,408       261,212
  Employer matching                               2,410,028
Plan transfers in                   140,322          60,253           23,744          14,703           17,100         1,061
Loans repaid (principal
   and interest)                    447,661         246,337          176,222         102,963          107,240        48,620
Other                                10,294           8,937           16,271          24,161           10,169         5,738
                                -----------     -----------     ------------      ----------       ----------    ----------
                                  4,694,145       4,911,875        3,439,760       1,853,441        1,515,390       473,306
                                -----------     -----------     ------------      ----------       ----------    ----------

Application of net assets:
  Participant withdrawals          (703,900)       (257,650)        (100,554)         (8,845)         (20,736)      (24,154)
  Loans issued                     (617,056)       (339,404)        (264,758)        (99,673)        (137,138)      (31,687)
                                -----------     -----------     ------------      ----------       ----------    ----------
                                 (1,320,956)       (597,054)        (365,312)       (108,518)        (157,874)      (55,841)
                                -----------     -----------     ------------      ----------       ----------    ----------

Participant reallocations        (2,082,638)     (1,358,317)         979,489       4,409,988       (1,334,858)    1,887,371
                                -----------     -----------     ------------      ----------       ----------    ----------

Increase (decrease) in net
  assets during the year          1,290,551       2,956,504        4,053,937       6,154,911           22,658     2,304,836

Net assets available for
  benefits, beginning
  of the year                    25,912,778       8,434,408        8,478,132       1,493,801        6,631,272             0
                                -----------     -----------     ------------      ----------       ----------    ----------
Net assets available for
  benefits, end of the year     $27,203,329     $11,390,912      $12,532,069      $7,648,712       $6,653,930    $2,304,836
                                ===========     ===========     ============      ==========       ==========    ==========





                                The accompanying notes are an integral part of the financial statements.


















                                             - 10 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                                        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                                               (Continued)

                                                        For the Year Ended December 31, 1993
                                                                    (Page 2 of 2)
                               ----------------------------------------------------------------------------------------
                               Fidelity
                              Retirement
                              Government       Fidelity                                   20th Century
                                Money          U.S. Bond      Fidelity       Fidelity        Growth
                                Market           Index        Overseas         Loan         Investors
                               Portfolio       Portfolio        Fund           Fund           Fund             Total
                               ----------     -----------     ---------     ----------     -----------      -----------
Sources of net assets:
Investment income:
  Interest and dividends         $ 18,652        $ 68,647     $  22,437     $  169,029        $ 76,617       $4,015,903
  Net realized gain (loss)
   on dispositions                                  5,108         7,143                       (207,327)         205,987
  Unrealized appreciation
   (depreciation)                                   8,830       156,119                                       2,375,889
Contributions:
  Employee                        138,793         164,669       161,231                        320,114        7,528,376
  Employer matching                                                                                           2,410,028
Plan transfers in                     118           3,107             5                         16,780          277,193
Loans repaid (principal
   and interest)                   48,544          10,241        17,657     (1,255,736)         50,251                0
Other                               6,493           1,707         3,686                                          87,456
                               ----------     -----------     ---------     ----------     -----------      -----------
                                  212,600         262,309       368,278     (1,086,707)        256,435       16,900,832
                               ----------     -----------     ---------     ----------     -----------      -----------

Application of net assets:
  Participant withdrawals          (6,695)        (26,014)                                     (14,226)      (1,162,774)
  Loans issued                    (14,768)        (24,143)      (11,750)     1,591,495         (51,118)               0
                               ----------     -----------     ---------     ----------     -----------      -----------

                                  (21,463)        (50,157)      (11,750)     1,591,495         (65,344)      (1,162,774)
                               ----------     -----------     ---------     ----------     -----------      -----------

Participant reallocations         765,438         767,842     1,252,389                     (5,286,704)               0
                               ----------     -----------     ---------     ----------     -----------      -----------

Increase (decrease) in net
  assets during the year          956,575         979,994     1,608,917        504,788      (5,095,613)      15,738,058

Net assets available for
  benefits, beginning
  of the year                           0               0             0      1,926,334       5,095,613       57,972,338
                               ----------     -----------     ---------     ----------     -----------      -----------
Net assets available for
  benefits, end of the year      $956,575        $979,994    $1,608,917     $2,431,122              $0      $73,710,396
                              ===========     ===========     =========     ==========     ===========      ===========





                              The accompanying notes are an integral part of the financial statements.















                                             - 11 -

                           WISCONSIN ELECTRIC POWER COMPANY
                           MANAGEMENT EMPLOYEE SAVINGS PLAN

                             NOTES TO FINANCIAL STATEMENTS



NOTE 1 - DESCRIPTION OF THE PLAN
- --------------------------------

Effective January 1, 1984, Wisconsin Electric Power Company ("WE") and Wisconsin Natural Gas Company ("WN") initiated the Management Employee Savings Plan ("MESP" or "Plan"). The Plan was amended effective January 1, 1987 to name Wisconsin Energy Corporation ("WEC") as an affiliated company. This permitted management employees of WEC and joint employees to participate in the Plan. Hereinafter, the term "Company" includes, where appropriate, WEC, WE, and WN. Under the Plan, eligible employees were allowed to save up to 15% of their base salary during 1994, up to a maximum of $9,420 ($8,994 in 1993), through regular payroll deductions. These savings contributions were placed directly into the individuals' MESP accounts as investments rather than paid in the form of salaries. Savings contributions to the Plan are made on a tax-deferred basis. In addition, investment earnings on those savings are not taxed while such amounts accumulate in the Plan. The Plan offers participants the flexibility of changing savings percentage rates monthly and allocations of savings between investment funds daily, and the option to suspend savings at any time.

Effective January 1, 1992, the Company began matching employee contributions at 50% of contributions up to 6% of base salary. The maximum Company matching contribution is 3% of each participant's base salary. The Company's contribution is placed directly into the WEC Common Stock Fund. Participants are immediately vested in the Company contributions.

Fidelity Investments is the investment provider, recordkeeper and trustee for the Plan.

Following is a description of certain other key aspects of the Plan:

Participation -
- -------------   Company management employees (including those on the biweekly non-represented payroll) that have reached age 25 and are classified as regular employees or those having completed one year of service are eligible to participate in the Plan. A year of service represents a twelve-month period during which an employee has completed 1,000 hours of service.

Investment Alternatives -
- -----------------------   Participant contributions may be made to one or more
of the following investment funds:

   - Blended Rate Income Fund - This fund invests in a series of guaranteed income contracts from insurance companies or financial institutions in order to provide a blended rate of return with a low risk to principal.

   - WEC Common Stock Fund - This fund invests in Wisconsin Energy Corporation common stock.

   - Fidelity Equity Income Fund - This fund invests in securities with above-average yields and with some potential for future investment growth.

   - Fidelity Growth Company Fund - This fund invests primarily in common stocks and securities convertible into common stocks seeking long-term capital appreciation.

   - Fidelity U.S. Equity Index Commingled Pool - This fund attempts to provide results corresponding to the total return performance of a broad number of common stocks publicly traded in the United States, by approximating the composition and total return of the Standard & Poor's 500-stock index.

   - Fidelity Balanced Fund - This fund invests primarily in investment-grade or higher bonds, and other high-yielding securities, including foreign and domestic stocks. The fund seeks as much income as possible while preserving capital.

   - Fidelity Retirement Government Money Market Portfolio - This fund invests in obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies and instrumentalities. The portfolio seeks a high level of current income while preserving the principal of its investors.

   - Fidelity U.S. Bond Index Portfolio - This fund tries to balance its investments in U.S. government, corporate, mortgage and income securities in the same proportion as their representation in the Lehman Brothers Aggregate Bond Index, a U.S. investment-grade, fixed-income index comprising approximately 6,500 securities.

   - Fidelity Overseas Fund - This fund invests primarily in foreign securities. The fund seeks long-term capital appreciation.

   - 20th Century Growth Investors Fund - This fund invests primarily in common stocks with an above-average potential for future investment growth. This fund was discontinued as an investment option as of July 1, 1993.

The value of participant investments in the Blended Rate Income Fund grows through interest earnings at negotiated interest rates, while investment growth in mutual funds results from dividends plus a net increase (decrease) in the market value of securities in the fund.

Participant Withdrawals and Terminations -
- ----------------------------------------   The full value of a participant's
MESP account is distributed through a lump-sum cash payment to the employee or his beneficiary upon retirement, termination of employment or death, for account balances less than $3,500. Distributions of participant account balances greater than $3,500 are based on participant elections in accordance with the Plan provisions.

As the Plan is primarily designed to meet long-term financial needs, employees may permanently withdraw amounts from their accounts only under the terms of the Plan's financial hardship withdrawal guidelines.

Amounts paid from MESP accounts are subject to federal income tax upon distribution.

Loans -
- -----   Loans may be requested by Plan participants in amounts up to 50% of their Plan accounts. Loans are repayable monthly over periods not to exceed 5 years. The interest rate charged on participant loans is fixed at the beginning of each loan at prime rate at Firstar Bank plus 1%.

Duration of the Plan -
- --------------------   The Company expects to continue the Plan indefinitely.
The Company reserves the right to terminate, modify, alter or amend the Plan or any trust agreement thereunder including any amendment deemed necessary to qualify or to ensure the continued qualification of the Plan under applicable Federal and State laws.

Federal Income Tax Status -
- -------------------------   The Internal Revenue Service has issued a favorable
determination letter as to the tax exempt status of both the Plan and the trust under the Internal Revenue Code (IRC) and accordingly, the Plan and trust are exempt from federal income taxes. A new determination letter has been requested for the Plan as currently in effect.

Administration -
- --------------   The MESP is administered by the Vice President and Corporate
Secretary of WEC who is the Plan Administrator.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES
- ----------------------------------------

Accounting Method -
- -----------------   The Plan's financial statements are prepared on the accrual basis of accounting.

Investment Valuation -
- --------------------   Investments are stated at market value based on the
quoted net asset values on the last business day of the Plan year. Guaranteed income contracts are stated at cost, which approximates market value. Interest earned is immediately reinvested in the contracts.

Income Recognition -
- ------------------   Assets are shown at market value and the Statement of
Changes in Net Assets Available for Benefits includes recognition of net unrealized appreciation or depreciation for the year on assets held at year-end. Net unrealized appreciation or depreciation of investments fluctuates based upon the market price of investments held.

Realized gains and losses are calculated in accordance with the Department of Labor regulations. Under these regulations, realized gains and losses are calculated as sale proceeds less the carrying value of the investment at the beginning of the year or acquisition cost if acquired during the year. The carrying value of the investment is calculated at each year-end, whereby the original cost of the investment is adjusted to market value.

Expenses of the Plan -
- --------------------   A trustee is utilized in conjunction with the operations
of the Plan; all related administrative expenses are paid by the Company.


NOTE 3 - BENEFIT OBLIGATIONS PAYABLE
- ------------------------------------

Amounts payable to terminated employees at December 31, 1994 and 1993 were not significant.


NOTE 4 - PLAN TRANSFERS
- -----------------------

On September 21, 1994, the Wisconsin Energy Corporation Tax Reduction Act Stock Ownership Plan ("TRASOP") was effectively terminated. Participants were allowed a number of options with respect to their account balances, including the rollover of eligible common stock to the MESP. Included within Plan transfers in on the Statement of Changes in Net Assets Available for Benefits for the year ended December 31, 1994 is $32,854,902 related to the TRASOP rollovers. Plan transfers in also include $622,874 from the Wisconsin Electric Power Company Represented Employee Savings Plan ("RESP"), $538,019 from a merged Wisconsin Southern Gas Company, Inc. ("Wisconsin Southern") savings plan and $59,765 in miscellaneous receipts. Wisconsin Southern was merged into WN effective January 1, 1994.

Plan transfers in for the year ended December 31, 1993 were comprised entirely of transfers from the RESP.


                                WISCONSIN ELECTRIC POWER COMPANY
                                --------------------------------
                                MANAGEMENT EMPLOYEE SAVINGS PLAN
                                --------------------------------
                      I. ITEM 27a - Schedule of Assets Held for Investment
                      ----------------------------------------------------
                                     As of December 31, 1994
                                     -----------------------

 (a)                        (b)                                            (c)                         (d)               (e)
                                                           Description of investment including
                Identity of issue, borrower,                 maturity date, rate of interest,
                  lessor, or similar party                  collateral, par or maturity value          Cost         Current Value
- ------  ----------------------------------------------    -------------------------------------    -------------    -------------
        Blended Rate Income Fund:

          Hartford Life Insurance Company                 Guaranteed investment contract, 8.44%      $ 8,538,388     $ 8,538,388
          Metropolitan Life Insurance Company (#12634)    Guaranteed investment contract, 8.14%        2,570,611       2,570,611
          Metropolitan Life Insurance Company (#12138)    Guaranteed investment contract, 8.40%        2,262,364       2,262,364
          Provident Life and Accident Insurance Company   Guaranteed investment contract, 7.04%        4,818,053       4,818,053
          The Prudential Insurance Company                Guaranteed investment contract, 5.94%        2,531,880       2,531,880
          SunLife of Canada                               Guaranteed investment contract, 6.60%        2,623,402       2,623,402
          Pacific Mutual Life Insurance Company           Guaranteed investment contract, 5.07%        3,636,630       3,636,630
          Peoples Security Life Insurance Company         Guaranteed investment contract, 7.09%        3,442,503       3,442,503
                                                                                                     -----------     -----------
                                                                                                     $30,423,831     $30,423,831
                                                                                                     ===========     ===========

*         WEC Common Stock Fund                           Mutual/pooled fund                         $27,177,073     $44,877,961

          Fidelity Equity Income Fund                     Mutual/pooled fund                         $13,877,238     $14,297,291

          Fidelity Growth Company Fund                    Mutual/pooled fund                         $ 9,127,414     $ 8,733,480

          Fidelity U.S. Equity Index Commingled Pool      Mutual/pooled fund                         $ 5,919,590     $ 6,677,743

          Fidelity Balanced Fund                          Mutual/pooled fund                         $ 3,058,444     $ 2,852,760

          Fidelity Retirement Government Money Market
            Portfolio                                     Mutual/pooled fund                         $ 1,150,988     $ 1,150,988

          Fidelity U.S. Bond Index Portfolio              Mutual/pooled fund                         $   973,489     $   903,584

          Fidelity Overseas Fund                          Mutual/pooled fund                         $ 3,130,477     $ 3,183,746


* Party in interest to the plan.





























                                             - 16 -

                                WISCONSIN ELECTRIC POWER COMPANY
                                --------------------------------
                                MANAGEMENT EMPLOYEE SAVINGS PLAN
                                --------------------------------
                       II. Item 27d - Schedule of Reportable Transactions
                       --------------------------------------------------
                              For the Year Ended December 31, 1994
                              ------------------------------------

                                                                                  (f)                      (h)
                                                                                Expense                Current value
       (a)                  (b)                  (c)         (d)       (e)     incurred       (g)       of asset on       (i)
Identity of party        Description           Purchase    Selling    Lease      with       Cost of     transaction    Net gain
    involved              of Asset              Price       Price     rental  transaction    Asset          date       or (loss)
- -----------------  ------------------------   ----------  ----------  ------  -----------  ----------  -------------   ---------
Wisconsin Energy   Blended Rate Income Fund
 Corporation
     176 purchases                            $8,929,381                                                  $8,929,381
     141 sales                                            $5,129,134   N/A       None      $5,129,134      5,129,134          $0

Wisconsin Energy   WEC Common Stock Fund
 Corporation
     218 purchases                            37,575,661                                                  37,575,661
     190 sales                                             5,463,071   N/A       None       4,982,226      5,463,071     480,845

Fidelity           Equity Income Fund
     175 purchases                             4,939,728                                                   4,939,728
     84 sales                                              1,896,987   N/A       None       1,778,214      1,896,987     118,773

















































                                             - 17 -

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-34657) of Wisconsin Energy Corporation of our report dated June 23, 1995 appearing on page 3 of this Exhibit (99)-1 filed with Amendment No. 1 (on Form 10-K/A) to the Wisconsin Energy Corporation December 31, 1994 Form 10-K.




/s/ Price Waterhouse LLP
- ---------------------------------
PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
June 23, 1995





































                                     - 18 -